                    Exhibit 10.1

Sixth Amendment to Independent Contractor and Consultant Agreement

This Sixth Amendment to Independent Contractor and Consultant Agreement (this "Amendment") is entered into as of March 1, 2025 (“Effective Date”), by and between Laureate Education, Inc. ("Client") and MC Consultoria and Assesoria Empresarial LTDA (“Consultant”), enrolled with the CNPJ under No. – 42.272.712/ 0001-00 ("Consultant"), of Alameda Rio Negro, 503-23o Andar-Sala 2313 B – Alphaville, Barueri/SP, Brasil, ZIP: 06454-000, and is subject to the following terms and conditions.

I. Background

Client and Consultant executed that certain Independent Contractor and Consultant Agreement dated as of May 28, 2021, as amended July 21, 2021, March 1, 2022, March 1, 2023, September 18, 2023, and March 1, 2024 (referred to herein with all amendments as the “Consultant Agreement”) pursuant to which Client retained Consultant to provide the services as set forth in the Consultant Agreement.

Effective May 30, 2024, Client and Consultant agreed to further amend the consideration for services provided by Consultant and to increase the Annual Base Fee from BRL 2,413,950 to BRL 2,655,345. This additional 2024 increase in the Annual Base Fee was not evidenced by an amendment to the Consultant Agreement.

Client and Consultant reviewed the consideration paid by Client to Consultant and have agreed to amend the consideration for the period commencing March 1, 2025 through February 28, 2026 in accordance with the terms and conditions of this Amendment.

II. Compensation during the Extended Term

Client and Consultant agree that for the services to be provided by Consultant to Client during the one-year period starting March 1, 2025, Client shall pay Consultant an Annual Base Fee of BRL 2,827,942.00, which shall be paid in twelve (12) equal monthly installments over a calendar year period, with each monthly installment being equal to BRL 217,534.00. Accordingly, to reflect the change in the Annual Base Fee, the section entitled “Annual Base Fee” in the table on Schedule A to the Consultant Agreement is deleted in its entirety and replaced with the following:

Annual Base Fee:
BRL 2,827,942.00, which shall be paid in twelve (12) equal monthly installments over a calendar year period, with each monthly installment being equal to BRL 217,534.00. In addition, every December, the Consultant will receive one extra monthly fee, equivalent to 13th monthly. The 13th monthly payment shall be calculated based on the average of Annual Base Fee, Annual Bonus and any other cash consideration provided by Client to Consultant during such year, and in any event, calculated in accordance with applicable Brazil laws and regulations.

III. Miscellaneous

Except as expressly set forth in this Amendment, the terms of the Consultant Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

CONSULTANT                    LAUREATE EDUCATION, INC.
By:     /s/ Marcelo B Cardoso        By:     /s/ Adam Smith
(signature)                        (signature)

Name:     Marcelo B Cardoso            Name:     Adam Smith
(Print name)                    (Print name)

Title:                         Title:    Senior Vice President of People and
Culture

Date:     14/03/2025                Date:     14/03/2025

2